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Exhibit 10.8


                                [OBJECT OMITTED]

                                    AGREEMENT


     AGREEMENT          made this ___26___day of___June___2002, by and between
                        Corporateroadshow.com , Inc. A New York corporation
                        (hereinafter referred to as "CRS") and Five Flags Inc.


                                   WITNESSTH:


WHEREAS, CRS is desirous of having Five Flags Inc. help in it's June 1, 2001 Private Placement and WHEREAS Five Flags Inc. agrees to advise, consult and introduce strategic alliances to CRS.


NOW,THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:


1. CRS will pay Five Flags Inc. a twenty percent fee in connection with the monies raised by Five Flags Inc. in the June 1, 2002 Offering.
2. Five Flags Inc. agrees to introduce Corporate clients to CRS for the production of the CRS pilot show as well as consult and advise on certain business matters for these services CRS will pay Five Flags Inc. a fee when services are rendered.
3. CRS and Five Flags Inc. agree that Five Flags Inc. would return any fee CRS paid if CRS had to return any fee to Investors introduced by Five Flags Inc.
4. This Agreement shall be in effect for sixty days or the completion of the above said offering.

5. This Agreement shall be construed according to the laws of the State of New York.




         Franci Goldstein                             Frank Ferraro
     Five Flags Inc. President               Corporate Roadshow Inc.  President